Exhibit 16.1

SFAI MALAYSIA PLT 202206000021 (LLP0031758-LCA) & AF 002216 Chartered Accountants Block C2-G, Ground Floor, Setiawalk, Persiaran Wawasan, 47160 Puchong, Selangor, Malaysia. Tel: +603 – 7802 9000

September 3, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Agroz Inc. in its Form 6-K dated September 3, 2026. We agree with the statements concerning our Firm in such Form 6-K; we are not in a position to agree or disagree with other statements of Agroz Inc. contained therein.

Very truly yours,

/s/ SFAI MALAYSIA PLT

SFAI Malaysia PLT